                                                                     EXHIBIT 2.2


                                                                  CONFORMED COPY


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement is made and entered into as of January 28, 2000, by and between SMITHFIELD FOODS, INC., a Virginia corporation (the "Company") and each of WENDELL H. MURPHY, HARRY D. MURPHY, JOYCE M. NORMAN, WENDELL H. MURPHY, JR., WENDY MURPHY CRUMPLER, STRATTON K. MURPHY, MARC D. MURPHY and ANGELA BROWN (each individually an "Investor" and collectively "the Investors").

                            W I T N E S S E T H:
                            - - - - - - - - - -

     WHEREAS, the Company and the Investors are parties to an Acquisition Agreement and Plan of Reorganization dated as of November 15, 1999, as amended as of January 1, 2000 (the "Acquisition Agreement"); and

     WHEREAS, upon the closing or closings of the four acquisitions contemplated thereby, such Investors will thereupon have been issued the respective numbers of shares of Common Stock (as defined below) indicated on Schedule 1 hereto; and

     WHEREAS, in connection with the Acquisition Agreement and the transactions contemplated thereby, the parties hereto are also entering into an Escrow Agreement and an Agreement with Shareholders (each as defined below);

     NOW, THEREFORE, for good and valuable consideration, the delivery and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used in this Agreement, the following capitalized
          -------------
terms shall have the meanings ascribed to them below:

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly controls, is controlled by or is under common control with such person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

          "Agreement with Shareholders" means the Agreement with Shareholders dated the date hereof among the parties hereto.

          "Common Stock" means the Common Stock, par value $.50 per share, of the Company.

          "Escrow Agreement" means the Escrow Agreement dated the date hereof among the parties hereto and the Escrow Agent named therein.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means, as of any time, a signatory hereto who is a registered holder and beneficial owner of Registrable Securities.

          "Person" means an individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement or any other amendments and supplements to such prospectus, including without limitation any preliminary prospectus, any pre-effective or post-effective amendment and all material incorporated by reference in any prospectus.

          "Registrable Securities" means (i) the shares of Common Stock issued on the date hereof and held by each of the Investors as indicated on Schedule 1 hereto, respectively, so long as such shares are continuously held by each such Investor thereafter (including for purposes of this definition the numbers of such shares initially held in escrow and eventually delivered to such Investors, and excluding any such escrowed shares returned to the Company, in each case pursuant to the terms of the Escrow Agreement and the Acquisition Agreement), plus any further shares of Common Stock issued to such Investor pursuant to
----
post-closing adjustments effected in accordance with the Acquisition Agreement, in each case so long as continuously held by such Investor thereafter, and (ii) any securities issued or issuable in respect of or in exchange for any Registrable Securities referred to in clause (i) by way of a stock dividend or other distribution, stock split, reverse stock split or other combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer and continuously held by such Investor thereafter. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (ii) such securities shall have been sold or otherwise transferred, or (iii) such securities shall have ceased to be outstanding.

          "Registration Expenses" has the meaning set forth in Section 2.3.

          "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, all amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.


                                  ARTICLE II.

                              REGISTRATION RIGHTS
                              -------------------

     2.1  Piggyback Registration.
          ----------------------

          (a)  Right to Include Registrable Securities.  If at any time during
               ---------------------------------------
the five-year period commencing on the date hereof, the Company proposes to register any of its Common Stock under the Securities Act, for sale for its own account for cash (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), in a manner that would permit registration of Registrable Securities for cash sale to the public under the Securities Act, it will each such time promptly give written notice to all Holders of Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by the Company and of the rights of Holders under this Section
2.1 (the "Section 2.1 Notice"). The Company will use reasonable best efforts to include in the proposed registration all Registrable Securities that the Company is requested in writing, within 10 days after the Section 2.1 Notice is given, to register by the Holders thereof (up to a maximum number of shares per Holder in any twelve month period not in excess of 10% of the number of Registrable Securities issued to and held by such Holder on the date hereof as indicated in
Schedule 1 hereto), so long as an aggregate of not less than 500,000 shares of Common Stock which are Registrable Securities are so requested by Holders to be included in the proposed registration; provided, however, that (i) if, at any
                                       --------  -------
time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to all Holders of Registrable Securities that duly requested such registration, and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration and (ii) in case of a determination by the Company to delay registration of its equity securities, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

          (b)  Priority in Incidental Registration.  Notwithstanding anything to
               -----------------------------------
the contrary contained in this Agreement, if the managing underwriter for a registration pursuant to this Section 2.1 that involves an underwritten offering shall advise the Company that, in its reasonable opinion, the inclusion of the amount and kind of Registrable Securities to be sold for the account of Holders would adversely affect the success of the offering for the Company or any other Person for whose account equity securities are to be sold, then the number of Registrable Securities to be sold for the account of such Holders shall be reduced (and may be reduced to zero) in accordance with the managing underwriter's recommendation. In the event that the number of Registrable Securities to be included in any registration is reduced (but not to zero), the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Holders, on the basis of the relative
          --- ----
number of shares of such Registrable Securities each such Holder had requested to be included in such registration. If, as a result of the proration provisions of this paragraph (b) of this Section 2.1, any Holder shall not be entitled to include all Registrable Securities in a registration pursuant to
Section 2.1 that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from the registration by giving irrevocable notice thereof to each other Holder and the Company (the "Withdrawal Notice"); provided, however, that such withdrawal election shall be irrevocable and, after
--------  -------
making a withdrawal election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal election was made; provided, further, that the remaining Holders shall have the right, by
          --------  -------
giving notice to the Company within 10 days of the date the Withdrawal Notice is given, to increase the number of shares included in such registration on a pro
                                                                           ---
rata basis by an aggregate amount equal to the number of shares withdrawn
----
pursuant to the Withdrawal Notice, subject to the other terms of this Section
2.1. In a registration involving not only Holders but also other selling shareholders, then in the event that the adjustments provided for in this section shall be applied, they shall be applied to such Holders and to such other selling shareholders alike.

          (c)  Merger, Consolidation, etc.  Notwithstanding anything in this
               ---------------------------
Section 2.1 to the contrary, Holders shall not have any right to include their Registrable Securities in any distribution or registration of Common Stock by the Company which is a result of or is conducted in connection with a proposed or consummated merger, consolidation, acquisition, exchange offer, recapitalization, other reorganization, dividend reinvestment plan, stock option plan or other employee benefit plan, or any similar transaction having the same effect.

     2.2  Registration Procedures.
          -----------------------

          (a)  The Company to Use Reasonable Best Efforts.  In connection with
               ------------------------------------------
the Company's Piggyback Registration obligations pursuant to Section 2.1 hereof, the Company shall use reasonable best efforts to effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall use reasonable best efforts:

               (i) to prepare and file with the SEC within 90 days after the Company's receipt of the appropriate registration requests from Investors during the Section 2.1 Notice Period, a Registration Statement on any form selected by the Company, and to cause such Registration Statement to become effective as soon as reasonably practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under applicable law; provided, however, that nothing in this Agreement shall require
               --------  -------
          the Company to file or maintain any registration statement pursuant to "Rule 415" or "shelf" procedures;

               (ii) to comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such Registration Statement or such Prospectus or Prospectus Supplement;

               (iii) to notify the selling Holders and the managing underwriters, if any, promptly if at any time (A) any Prospectus, Registration Statement or amendment or supplement thereto is filed,
          (B) any Registration Statement, or any post-effective amendment thereto, becomes effective, (C) the SEC requests any amendment or supplement to, or any additional information in respect of, any Registration Statement or Prospectus, (D) the SEC issues any stop order suspending the effectiveness of a Registration Statement or initiates any proceedings for that purpose, (E) the Company receives any notice that the qualification of any Registrable Securities for the sale in any jurisdiction has been suspended or that any proceeding has been initiated for the purpose of suspending such qualifications, or (F) any event occurs which requires that any changes be made in such Registration Statement or any related Prospectus so that such Registration Statement or Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iv) to make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the qualification of any Registrable Securities for sale in any U.S. jurisdiction, as soon as reasonably practicable;

               (v) to furnish upon request to each selling Holder and each managing underwriter, if any, one complete copy of the Registration Statement or Registration Statements or any post-effective amendment thereto, including all financial statements and schedules thereto, all documents incorporated therein by reference and all exhibits thereto (including exhibits incorporated by reference);

               (vi) to deliver to each selling Holder and each underwriter, if any, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and to consent to the use of such Prospectus or any amendment or supplement thereto by each such selling Holder and underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus, amendment or supplement;

               (vii) prior to any public offering of Registrable Securities, to register or qualify, or to cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions as may be reasonably requested by the Holders of a majority of the Registrable Securities included in such Registration Statement; provided, however, that the Company will not be required to
                     --------  -------
          qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or taxation in any jurisdiction where it is not then so subject;

               (viii) to cooperate with the selling Holders and the underwriters, if any, in the preparation and delivery of certificates representing the Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such selling Holders or managing underwriters may request at least two Business Days prior to any sale of Registrable Securities represented by such certificates;

               (ix)   upon the occurrence of any event described in subclause
          (F) of clause (iii) of this paragraph (a), promptly to prepare and file a supplement or post-effective amendment to the applicable Registration Statement or Prospectus or any document incorporated therein by reference, and any other required document, so that such Registration Statement and Prospectus will not thereafter contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading, and to cause such supplement or post-effective amendment to be filed or be effective as soon as reasonably practicable;

               (x) to take all other actions in connection therewith as are reasonably necessary or desirable in order to facilitate the disposition of the Registrable Securities included in such Registration Statement and, in the case of an underwritten offering, to enter into an underwriting agreement in customary form, including, without limitation, customary indemnities;

               (xi) to comply with all applicable rules and regulations of the SEC relating to such Registration Statement and the distribution of the securities being offered or otherwise necessary in order to perform the Company's obligations under this paragraph (a);

               (xii) to cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD"); and

               (xiii) to take all other reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

          (b)  Holders' Obligation to Furnish Information.  The Company may
               ------------------------------------------
require each Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request. If the failure by a Holder of Registrable Securities to furnish such information promptly would prevent (i) the Registration Statement relating to such registration from being declared effective by the SEC or (ii) members of the NASD from participating in the distribution of the Registrable Securities, the Company may exclude such Holder's Registrable Securities from such registration.

          (c)  Suspension of Sales Pending Amendment of Prospectus.  Each Holder
               ---------------------------------------------------
agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in subclause (C), (D), (E) or (F) of clause (iii) of paragraph (a) of this Section 2.2, such Holder will forthwith forego or delay the disposition of any Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (ix) of such paragraph
(a), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense, except as hereinafter provided in this paragraph (c)) all copies, other than permanent file copies, then in such Holder's possession of any Prospectus covering such Registrable Securities. Each Holder of Registrable Securities agrees that such Holder will, as expeditiously as possible, notify the Company at any time when a Prospectus relating to a Registration Statement covering such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event of the kind described in subclause (F) of clause (iii) of paragraph (a) of this Section 2.2 as a result of any information provided by such Holder for inclusion in such Prospectus included in such Registration Statement and, at the request of the Company, promptly prepare and furnish to it such information as may be necessary so that, after incorporation into a supplement or amendment of such Prospectus as thereafter delivered to the purchasers of such Registrable Securities, the information provided by such Holder shall not include an untrue statement of a material fact or a misstatement of a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and in such event the expenses of delivery to the Company of copies of any Prospectus in such Holder's possession will be at the expense of the Holder giving such notice pursuant to this sentence.

     2.3  Registration Expenses.
          ---------------------

          With respect to each Piggyback Registration, the Company will pay all expenses incident to the Company's performance of or compliance with its obligations under this Agreement with respect thereto, including without limitation all (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), (iii) printing expenses (including expenses of printing Prospectuses), (iv) messenger and delivery expenses, (v) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of the Company's counsel and its independent certified public accountants (including the expenses of any "comfort" letters required by or incident to such performance or compliance), (vii) securities act liability insurance (if the Company elects to obtain such insurance), (viii) reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, and (ix) reasonable fees and expenses of other Persons retained by the Company (all such expenses being herein referred to as "Registration Expenses"); provided, however, the selling Holders shall be
                          --------  -------
separately responsible for the fees and disbursements of their counsel or respective counsels. The following costs and expenses shall be excluded from the term "Registration Expenses": (1) all underwriting discounts and commissions,
(2) all applicable transfer taxes, if any, (3) the fees and disbursements of counsel retained by the selling Holders, (4) certain specified registration costs and expenses as provided in the last sentence of paragraph (c) of Section
2.2 hereof, and (5) except as provided in the first sentence of this Section 2.3, all other costs, fees and expenses incurred by any Holder in connection with the exercise of its registration rights hereunder (all of the amounts set forth in this sentence to be borne by the selling Holders of any Registrable Securities pro rata on the basis of the total number of Registrable Securities
           --- ----
being registered by such Holders).

     2.4  Indemnification.
          ---------------

          (a)  Indemnification by the Company.  In the event of any registration
               ------------------------------
of any Registrable Securities under the Securities Act pursuant to Section 2.1 hereof, the Company will, and hereby does, indemnify and hold harmless, to the extent permitted by law, the Holder of any Registrable Securities covered by such Registration Statement, and if applicable its directors, officers and agents or general and limited partners (and the directors, officer and agents thereof), each other Person who participates as an underwriter, if any, in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and reasonable out-of-pocket expenses (including any amounts paid in any settlement effected with the Company's signed consent) to which such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such Registration Statement, or contained in the Prospectus, together with the documents incorporated by reference therein (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse such Holder and each such director, officer, agent, general or limited partner, underwriter and controlling Person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company
                                        --------  -------
shall not be liable to any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendments thereof or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person, for use in the preparation thereof; and provided further, that the Company will not be liable to any Person who
    -------- -------
participates as an underwriter in any underwritten offering or sale of Registrable Securities, or to any Person who is a selling Holder in any non-underwritten offering or sale of Registrable Securities, or any other Person, if any, who controls such underwriter or Holder within the meaning of the Securities Act, under the indemnity agreement in this paragraph (a) of Section
2.4 with respect to any preliminary Prospectus or the final Prospectus (including any amended or supplemented preliminary or final Prospectus), as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter, Holder or controlling Person results from the fact that such underwriter or Holder sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus or of the final Prospectus as then amended or supplemented, whichever is most recent, if the Company had previously furnished copies thereof to such underwriter or Holder and such final Prospectus, as then amended or supplemented, had corrected any such misstatement or omission. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, agent, general or limited partner, underwriter or controlling Person and shall survive the transfer of such securities by such underwriter or Holder.

          (b)  Indemnification by the Selling Holders.  In consideration of the
               --------------------------------------
Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof, the Holder of such Registrable Securities and any underwriter shall be deemed to have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.4) the Company and its directors, officers and agents and each person controlling the Company within the meaning of the Securities Act and all other prospective selling Holders and if applicable their directors, officers, agents, general and limited partners and respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder or underwriter for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, agents, general or limited partners or controlling Persons and shall survive the transfer of such Holder.

          (c)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
               ----------------------
party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure
                                           --------  -------
of any indemnified party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this
Section 2.4, except to the extent that the failure results in the forfeiture by the indemnifying party of substantial rights and (ii) will not, in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel of its choosing; provided, however, that
                                                         --------  -------
if, in any indemnified party's reasonable judgment, a conflict of interest between the indemnified party and the indemnifying party exists in respect of such claim, then such indemnified party shall have the right to participate in the defense of such claim and to employ counsel reasonably satisfactory to the indemnifying party at the indemnifying party's reasonable expense to represent such indemnified party; provided, however, that if the indemnified party or
                        --------  -------
parties in such instance is or are Holder(s), then one such firm of attorneys shall be selected by a majority of the indemnified parties based upon their respective percentage ownership of Registrable Securities covered by such Registration Statement; and provided further, that if, in the reasonable
                            -------- -------
judgment of any indemnified party, a conflict of interest between such indemnified party and any other indemnified parties exists in respect of such claim, each such indemnified party shall be entitled to one additional counsel reasonably satisfactory to the indemnifying party and the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. Once the indemnifying party has assumed the defense of any claim, no indemnified party will consent to entry of any judgment or enter into any settlement without the indemnifying party's consent to such judgment or settlement.

          (d)  Other Indemnification.  Indemnification similar to that specified
               ---------------------
in the preceding paragraphs of this Section 2.4 (with appropriate modifications) shall be given by the Company and each selling Holder of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

          (e)  Contribution. If the indemnification provided for in this Section
               ------------
2.4 is unavailable or insufficient to hold harmless an indemnified party under paragraphs (a) or (b) of Section 2.4 of this Agreement, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, or damages or liabilities referred to in paragraphs (a) or (b) of Section 2.4 in such proportion as is appropriate to reflect the relative benefits received by and the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The Company agrees, and the Holders (in consideration of the Company's including any Registrable Securities in any Registration Statement filed in accordance with Section 2.1 hereof) and any underwriter shall be deemed to have agreed, that it would not be just and equitable if contributions pursuant to this paragraph (e) of Section
2.4 were to be determined by pro rata allocation or by any other method of
                             --- ----
allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (e) of Section 2.4. The amount paid by an indemnified party as a result of the losses, claims, and damages or liabilities referred to in the first sentence of this paragraph (e) of Section
2.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (c) of Section
2.4 if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph
(e) of Section 2.4. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything contained in this paragraph (e) of
Section 2.4 to the contrary, with respect to the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, (i) no Holder who is an indemnifying party shall be required pursuant to this paragraph (e) of
Section 2.4 to contribute any amount in excess of the proceeds received by such Holder from the sale of Registrable Securities and (ii) no underwriter who is an indemnifying party shall be required to contribute any amount in excess of the discounts and commissions received by such underwriter.

     2.5  Rule 144.
          --------

          The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144 under the Securities Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement stating whether it has complied with such information and requirements.

     2.6  Underwritten Registrations.
          --------------------------

          (a)  Selection of Underwriters.   With respect to any Piggyback
               -------------------------
registration which is to be an underwritten offering, the Company shall select the underwriter or underwriters and determine the terms of such offering and underwriting.

          (b)  Agreements of Selling Holders.  No Holder shall sell any of its
               -----------------------------
Registrable Securities in any underwritten offering pursuant to a registration hereunder unless such Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement or other underwriting arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements or other underwriting arrangements. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company in writing such information and affidavits with respect to such Holders as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus.

     2.7  Holdback Agreements.
          -------------------

          (a)  Restrictions on Public Sales by Holders.  To the extent not
               ---------------------------------------
inconsistent with applicable law, each Holder of Registrable Securities whose securities are covered by a Registration Statement filed pursuant to Section 2.1 hereof who is timely notified in writing by the managing underwriter or underwriters of an underwritten public offering shall not effect (other than as part of such underwritten offering) any public sale or distribution (including a sale pursuant to Rule 144) of any issue being registered, or any securities of the Company similar to any such issue, or any securities of the Company convertible into or exchangeable or exercisable for any such issue or any similar issue, during the 10-day period prior to the effective date of the applicable Registration Statement, or during the period beginning on such effective date and ending 90 days after such date, except as part of such registration.

          (b)  Restrictions on Public Sales by the Company.  The Company shall
               -------------------------------------------
not effect any public sale or distribution of any issue of the same class or series as Registrable Securities being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, pursuant to a merger, exchange offer or other transaction comparable to or of the type specified in Rule 145(a) under the Securities Act), or any securities of the Company similar to any such issue or any securities of the Company convertible into or exchangeable or exercisable for any such issue, during the 10-day period prior to the effective date of the applicable Registration Statement, or during the period beginning on such effective date and ending 30 days after such effective date, except as part of such registration.

     2.8  Controlling Agreements.
          ----------------------

          Simultaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering the Escrow Agreement and an Agreement with Shareholders, each as contemplated by the Acquisition Agreement. The terms of such other agreements, to the extent of any conflict with the terms herein, shall control and govern over the terms of this Agreement.

     2.9  Adjustments.
          -----------

          References to shares of Common Stock herein are subject to adjustment in the event of any stock split, combination, subdivision, exchange or stock dividend with respect to the Common Stock (for instance, upon a 2-for-1 stock split, the 500,000 share minimum stated in Section 2.1(b) and Section 2.2(a) would become a 1,000,000 share minimum), it being understood that the Company will not effect or permit to occur any such event which would materially adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in any registration under Section 2.1 or the marketability of such Registrable Securities under any such registration.

                                 ARTICLE III.

                                 MISCELLANEOUS
                                 -------------

     3.1  Amendment and Waivers.  This Agreement may be amended, and the Company
          ---------------------
or a Holder may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company or the Holder shall have obtained the written consent to such amendment, action or omission to act, of the Company and the Holders of at least a majority of the Registrable Securities then outstanding (and, in the case of any amendment, action or omission to act that adversely affects any Holder or group of Holders differently from any of the other Holders, the written consent of such Holder or a majority of the Registrable Securities held by such group of Holders).
Holders shall be bound from and after the date of receipt of a written notice from the Company setting forth such amendment or waiver by any consent authorized by this Section 3.1, whether or not the certificates representing such Registrable Securities shall have been marked to indicate such consent.

     3.2  Successors, Assigns and Transferees.  This Agreement may  not be
          ------------------------------------
transferred or assigned by the Company or by any Holder, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Holders and the Company and their permitted successors, assigns and transferees.

     3.3  Integration.  Subject to Section 2.8, this Agreement and the documents
          ------------
referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties thereto with respect to its subject matter; there are no restrictions, agreements, promises, rights, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein; and this Agreement supersedes all prior agreements and understandings of the parties hereto with respect to its subject matter.

     3.4  Notices.  All notices required to be delivered hereunder shall be in
          -------
writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

               if to the Company, to:

               Smithfield Foods, Inc.
               200 Commerce Street
               Smithfield, Virginia 23430
               Attention:  Secretary
               Facsimile No.: (757) 365-3025

               Telephone Confirmation: (757) 365-3030

               with copies to:

               McGuire, Woods, Battle & Boothe LLP
               One James Center
               901 East Cary Street
               Richmond, Virginia 23219
               Attention: Sam Young Garrett
               Facsimile No.: (804) 775-1061
               Telephone Confirmation: (804) 775-4384

               If to any Holders, to their respective addresses, initially those set forth below:

               Wendell H. Murphy
               P. O. Box 280
               Rose Hill, North Carolina 28458

               Wendell H. Murphy, Jr.
               156 Quail Road
               Teachey, North Carolina 28464

               Wendy M. Crumpler
               1318 NC 111 N.
               Goldsboro, North Carolina 27530

               Harry D. Murphy
               P. O. Box 970
               Rose Hill, North Carolina 28458

               Marc Murphy
               P. O. Box 97o
               Rose Hill, North Carolina 28458

               Stratton Murphy
               P. O. Box 970
               Rose Hill, North Carolina 28458

               Angela N. Brown
               152 River Ridge Drive
               Wallace, North Carolina 28466

               Joyce M. Norman
               1781 Register Road

               Rose Hill, North Carolina 28458

               with a copy to:

               The Sanford Holshouser Law Firm PLLC
               219 Fayetteville Street
               Suite 1000
               P.O. Box 2447
               Raleigh, North Carolina 27602
               Attention: Reef C. Ivey, II
               Facsimile No.: (919) 829-0272
               Telephone Confirmation: (919) 755-1800

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

     3.5  Termination.  This Agreement will terminate upon the earliest to occur
          -----------
of (i) the first date that there are no Holders, (ii) the first date that there are fewer than 500,000 Registrable Securities in aggregate or (iii) the fifth anniversary of the date hereof.

     3.6  Descriptive Headings.  The headings in this Agreement are for
          --------------------
convenience of reference only and shall not limit, expand or otherwise affect the meaning of the terms contained herein.

     3.7  Severability.  In the event that any one or more of the provisions,
          ------------
paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the Company and the Holders shall be enforceable to the fullest extent permitted by law.

     3.8  Governing Law.  This Agreement shall be governed by the internal law
          -------------
of the Commonwealth of Virginia, without regard to principles of conflicts of law.

     3.9  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Any party's execution and delivery of this Agreement may be evidenced by physical delivery or by telecopier, facsimile or other written communication thereof to the other parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    SMITHFIELD FOODS, INC.

                                    By:  Richard J. M. Poulson
                                         --------------------------------
                                    Name:  Richard J.M. Poulson
                                    Title: Vice President and Senior
                                           Advisor to the Chairman

                                    INVESTORS:

                                    /s/ Wendell H. Murphy
                                    -------------------------------------
                                    Name: Wendell H. Murphy


                                    /s/ Harry D. Murphy
                                    -------------------------------------
                                    Name: Harry D. Murphy


                                    /s/ Joyce M. Norman
                                    -------------------------------------
                                    Name: Joyce M. Norman


                                    /s/ Wendell H. Murphy, Jr.
                                    -------------------------------------
                                    Name: Wendell H. Murphy, Jr.


                                    /s/ Wendy Murphy Crumpler
                                    -------------------------------------
                                    Name: Wendy Murphy Crumpler


                                    /s/ Brewer Ezzell
                                    -------------------------------------
                                    Name: Brewer Ezzell, Attorney in Fact
                                    for Stratton K. Murphy

                                    /s/ Brewer Ezzell
                                    -------------------------------------
                                    Name: Brewer Ezzell, Attorney in
                                    Fact for Marc D. Murphy

                                    /s/ Angela Brown
                                    -------------------------------------
                                    Name: Angela Brown

                                                                      SCHEDULE 1


    Investor                                  Shares of Common Stock Issued to
    --------
                                          such Investor Pursuant to the Closings
                                          --------------------------------------

Wendell H. Murphy                          3,241,664

Harry D. Murphy                            1,797,665

Joyce M. Norman                            1,110,459

Wendell H. Murphy, Jr.                     2,116,535

Wendy Murphy Crumpler                        621,686

Stratton K. Murphy                           912,354

Marc D. Murphy                               912,354

Angela Brown                                 341,679